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                                                                    EXHIBIT 99.1


NEWS RELEASE

Barbara Domingo
Senior Director of Investor Relations
Tel: 510-302-4169
barbara_domingo@versata.com

VERSATA, INC. COMPLETES VERVE, INC. ACQUISITION

OAKLAND, NOVEMBER 20, 2000 -- Versata, Inc. (Nasdaq: VATA), a provider of software and services that automate the development, deployment and change management of transaction-based e-business, today announced that it has completed the acquisition of Verve, Inc., a San Francisco-based leading provider of embedded process and workflow software. Verve's more than 30 employees worldwide will be fully integrated into Versata.

"We are extremely excited about the close of this acquisition and the addition of the Verve management and engineers," said Jack Hewitt, president and CEO of Versata, Inc. "The combination of Versata's rules based technology and Verve's business process and workflow engine will enable customers to automate the multi-step interactions associated with transacting business on the web. We now provide the critical components to e-Business Transaction Automation which enable our customers to decrease their time to market for implementation and change management by putting e-Business strategy execution in the business users' hands."

ABOUT VERSATA

Versata provides software and services that enable customers to rapidly deploy e-business software applications that can be modified quickly to meet constantly changing business requirements. Versata's E-Business Automation System utilizes a unique business rules automation technology that redefines how companies create, deploy and modify the critical e-business software applications used to transact their online business and to automate multi-step business interactions.

Innovative Fortune 1000 and corporate customers such as MCI, Sanwa Bank, ITT Fluid Technologies, Hilton Hotels, JP Morgan and United Defense as well as new Internet exchanges including yet2.com, eBond-Trade.com and uWork have all benefited from the Versata solution. The Versata System is available both from Versata directly and from over 200 partners and distributors worldwide.

Incorporated in 1995, and publicly-traded, Versata (Nasdaq: VATA) is headquartered in Oakland, California with offices throughout the United States and Europe and in Hong Kong. For more information, please contact Versata at www.versata.com, or call 800-984-7638 or email us at info-pr@versata.com.

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NOTE TO EDITORS: Camera-ready artwork of the Versata logo can be obtained from corporate communications at 510/238-4100 at


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headquarters. Copies of previous Versata press releases and additional corporate and product information are available on the Web site www.versata.com.

Versata has filed for several trademarks, including the Versata E-Business Automation System(tm), the Versata Logic Server(tm), the Versata Studio(tm), and the Versata Connector(tm), as well as the Versata logo. All other company and product names mentioned are property of the respective holders.

This release may contain forward-looking statements based on Versata's current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the widespread market acceptance of the E-Business Automation System and related service offerings, Versata's ability to expand or grow the service offerings that compliment its E-Business Automation System, its ability to compete in the Internet infrastructure software market, responsiveness to technological and industry changes, loss of a major customer, ability to maintain and expand relationships with systems integrators and third-party distributors and the acceptance of commerce over the Internet by consumers and businesses. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Versata's filings with the Securities and Exchange Commission.


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